UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2011 (July 8, 2011)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2011, WABCO Holdings Inc. (the “Company”) and certain other subsidiaries of WABCO Holdings Inc. (collectively, “WABCO”), entered into a new $400 million multi-currency 5-year senior unsecured revolving credit facility (the “WABCO Facility”) with the lenders and agent banks party thereto, including Banc of America Securities Limited as Agent, Issuing Bank and Swingline Lender, and Banc of America Securities Limited, Citigroup Global Markets Limited, Fortis Bank S.A./N.V., ING Belgium SA/NV, Société Générale Corporate & Investment Banking, The Bank of Tokyo-Mitsubishi UFJ, Ltd and The Royal Bank of Scotland NV, (Belgium) Branch, as mandated lead arrangers and book runners and Crédit Lyonnais and Unicredit Bank AG as lead arrangers.

The WABCO Facility will expire on September 1, 2016. It replaces the $800 million multi-currency 5-year senior unsecured revolving credit facility entered into by WABCO on May 31, 2007 with, among others, J.P. Morgan Securities, Inc. as lead arranger and bookrunner and JPMorgan Chase Bank, N.A., as agent, issuing bank and swingline lender.

Under the WABCO Facility, WABCO may borrow, on a revolving basis, loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar equivalent of $400 million, with up to the U.S. Dollar equivalent of $50 million being available in the form of letters of credit and up to the U.S. Dollar equivalent of $50 million being available in the form of swingline loans.

The proceeds of the borrowings under the WABCO Facility would be available to repurchase WABCO shares, finance acquisitions, refinance existing indebtedness and meet general financing requirements.

Interest on loans under the WABCO Facility will be calculated at a rate per annum equal to an applicable margin which can vary from 0.80% to 1.55% based on WABCO’s leverage ratio plus LIBOR for loans denominated in U.S. Dollars, EURIBOR for loans denominated in Euros, HIBOR for loans denominated in Hong Kong Dollars and SIBOR for loans denominated in Singapore Dollars, plus mandatory costs, if any.

The applicable margins used to determine the LIBOR loan rate are determined based upon the leverage ratio of WABCO, which represents the ratio of WABCO’s consolidated net indebtedness on the last day of any fiscal quarter to consolidated adjusted EBITDA for the period of four consecutive fiscal quarters ending on such day. The WABCO Facility also provides for certain of the borrowers to pay various fees including a participation fee on the amount of the lenders’ commitments thereunder.

The WABCO Facility permits voluntary prepayments (without reducing availability for future revolving borrowings) and voluntary commitment reductions, in each case without premium or penalty. The borrowings will be unsecured but will be guaranteed by the Company.

The WABCO Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a leverage test (net indebtedness not to exceed three times adjusted four quarter trailing EBITDA), an interest coverage test (three times interest expense not to exceed adjusted four quarter trailing EBITDA) and a maximum subsidiary indebtedness test, but does not contain any requirement for a liquidity reserve. The maximum subsidiary indebtedness test limits the total aggregate amount of indebtedness of WABCO’s subsidiaries, excluding indebtedness under the WABCO Facility, to $400 million, of which not more than $150 million may be secured.

For the purposes of these financial covenants, the determination of indebtedness is not subject to any future changes in U.S. GAAP accounting standards and all cash on the balance sheet can be deducted for net indebtedness purposes. In addition, expenses and payments related to any streamlining of WABCO’s operations are excluded when calculating the four quarter trailing adjusted EBITDA. Other covenants include delivery of financial reports and other information, compliance with laws including environmental laws and permits, ERISA and U.S. regulations, negative pledge, limitations on mergers and sales of assets, change of business and use of proceeds.

The WABCO Facility contains customary events of default, including non-payment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary bankruptcy events; ownership of borrowing subsidiaries and cessation of business; and creditors’ processes exceeding $75 million in the aggregate. If an event of default occurs and is continuing under the WABCO Facility, the lenders may among other things, terminate their obligations thereunder and require WABCO to repay all amounts thereunder.

The governing law of the WABCO Facility is English law.

A copy of the WABCO Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the WABCO Facility does not purport to be complete and is qualified in its entirety by reference to the WABCO Facility. You are encouraged to read the WABCO Facility.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 8, 2011, the Company notified the lenders that it was terminating the Five-Year Credit Agreement dated May 31, 2007 among the Company and the lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, ABN AMRO Bank N.V., as Syndication Agent, and Bank of America, N.A., BNP Paribas and Citibank N.A., as Documentation Agents, effective July 22, 2011.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed or furnished as part of this Report to the extent described in Items 1.01 and 2.03.

10.1	$400,000,000 Facility Agreement, dated July 8, 2011, for WABCO Holdings Inc. arranged by Banc of America Securities Limited, Citigroup Global Markets Limited, Fortis Bank S.A./N.V., ING Belgium SN/NV, Societe Generale Corporate & Investment Banking, The Bank of Tokyo-Mitsubishi UFJ, LTD., The Royal Bank of Scotland NV, (Belgium) Branch, and Credit Lyonnais and Unicredit Bank AG, with Banc of America Securities Limited acting as agent.

99.1	Press Release dated July 11, 2011.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report, and in the exhibit attached hereto contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” sections of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2011	WABCO HOLDINGS INC.

	By:	/s/ Vincent Pickering
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary